CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent auditors of foodvision.com, inc., we hereby consent to the incorporation of our report dated April 3, 2000, relating to the consolidated balance sheet of foodvision.com, inc. as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1999 and 1998 in this Form 10-KSB.


                                        /s/ HLB Gross Collins, P.C.

Atlanta, Georgia
April 17, 2000